EXHIBIT 23(c)

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

	We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 28, 1994, on our audits of the consolidated financial statements of Washington Bancorp, Inc. and Subsidiary as of December 31, 1993 and for the two years in the period ended December 31, 1993, which report is included in Washington Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. Our report includes an explanatory paragraph regarding changes in accounting principles and includes an explanatory paragraph regarding an action seeking unspecified damages and alleging violations of state securities laws, certain banking laws and state common law and a lawsuit filed by a former Bank officer which alleges wrongful termination and seeks unspecified damages. We also consent to the reference to our Firm under the caption "Experts".


                                                     COOPERS & LYBRAND L.L.P.



Parsippany, New Jersey
October 20, 1995